EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-224833, 333-190308, 333-145527, 333-132592, 333-132591, 333-132590, 333-132589, 333-66735, 333-05731 and 333-231313) and on Form S-3 (Nos. 333-216744, 333-198756) of Pitney Bowes Inc. of our report dated February 19, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
February 19, 2021